EXHIBIT 15.1

August 6, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	The Goldman Sachs Group, Inc.
Registration Statements on Form S-8
(No. 333-80839)
(No. 333-42068)
(No. 333-106430)
(No. 333-120802)
(No. 333-235973)

Registration Statements on Form S-3
(No. 333-239610)

Commissioners:

We are aware that our report dated August 6, 2020 on our review of the consolidated balance sheet of The Goldman Sachs Group, Inc. and its subsidiaries (the Company) as of June 30, 2020, and the related consolidated statements of earnings, comprehensive income and changes in shareholders’ equity for the three and six months ended June 30, 2020 and 2019, and the consolidated statements of cash flows for the six months ended June 30, 2020 and 2019 included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP